EXHIBIT (11)

                  THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                        Computation of Earnings Per Share
                  --------------------------------------------
                  Amounts in Millions Except Per Share Amounts

                                                         Three Months Ended September 30
                                                                1996              1995
                                                              -------           -------
NET EARNINGS PER SHARE
----------------------
Net earnings                                                  $  979            $  896
    Deduct preferred stock dividends                              26                26
                                                              --------          --------
Net earnings applicable to common stock                       $  953            $  870
---------------------------------------                       ========          ========
    Average number of common shares outstanding                683.8             686.6

Per Share
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    Net earnings per share                                    $ 1.39            $ 1.27
                                                              ========          ========
NET EARNINGS PER SHARE ASSUMING
FULL DILUTION
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Net earnings                                                  $  979            $  896
    Deduct differential -- preferred
      vs. common dividends                                         8                10
                                                              --------          --------
Net earnings applicable to common stock                       $  971            $  886
---------------------------------------                       ========          ========
    Average number of common shares outstanding                683.8             686.6
    Add potential effect of:
      Exercise of options                                       10.3               9.2
      Conversion of preferred stock                             51.2              52.2
                                                              --------          --------
    Average number of common shares
      outstanding, assuming full dilution                      745.3             748.0
                                                              ========          ========
Per share assuming full dilution
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    Net earnings per share assuming full dilution             $ 1.30            $ 1.18
                                                              ========          ========